UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2013

The Hartford Financial Services Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000

Not Applicable
_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On April 11, 2013, The Hartford Financial Services Group, Inc. (the “Company”) issued a press release in conjunction with an investor presentation (the “Investor Presentation”). A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01 Other Events
On April 11, 2013, the Company disclosed the following items in conjunction with the Investor Presentation:

(i)
Financial results for the first quarter of 2013 will include a deferred acquisition cost (“DAC”) charge of approximately $600 million, after tax. The charge reflects the elimination of future estimated gross profits on the Japan variable annuity (“VA”) block due to costs associated with the Company's expanded Japan VA hedging program.

(ii)
The first quarter of 2013 will also include the previously announced charge of $140 million, after tax, associated with costs incurred in connection with the Company's $800 million debt tender offer completed in the first quarter of 2013.

Due to the impact of the charges described in items (i) and (ii) above, the Company expects to record a net loss for the first quarter of 2013.

Item 9.01 Financial Statements and Exhibits
Exhibit No.
99.1 Press Release of The Hartford Financial Services Group, Inc. dated April 11, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

April 11, 2013	By:	/s/ Christopher J. Swift

Name: Christopher J. Swift
Title: Executive Vice President and Chief Financial Officer